UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2015

Eagle Bancorp Montana, Inc.
(Exact name of registrant specified in its charter)

Delaware	1-34682	27-1449820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Prospect Avenue, Helena, Montana	59601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(406) 442-3080

[not applicable]
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements

Revised form of Change in Control Agreement. Eagle Bancorp Montana, Inc. is implementing a revised form of Change in Control Agreement with executive officers. Changes from the previous form of Change in Control Agreement include technical changes to ensure compliance with Internal Revenue Code section 409A, elimination of a requirement for arbitration of disputes, addition of a provision for reimbursement of legal expenses in case the agreement is challenged after a change in control, and automatic extension of the agreement's term for one year at each anniversary. The revised form of agreement is included as Exhibit 10.3 to this Form 8-K Current Report, superseding and replacing Exhibit 10.3 included with or incorporated by reference in the Form 10-K annual report of Eagle Bancorp Montana, Inc. for the year ended December 31, 2014. Eagle Bancorp Montana, Inc. expects to enter into the revised form of Change in Control Agreement with –

-	Laura F. Clark, Senior Vice President and Chief Financial Officer
-	Michael C. Mundt, Executive Vice President and Chief Community Banking Officer
-	Rachel R. Amdahl, Senior Vice President and Chief Operations Officer
-	Tracy A. Zapeda, Senior Vice President and Chief Retail Officer
-	Larry D. Williams, Senior Vice President and Chief Lending Officer
-	Dale Field, Senior Vice President and Chief Credit Officer
-	Chantelle Nash, Senior Vice President and Chief Risk Officer

Amended Salary Continuation Agreement. President and Chief Executive Officer Peter J. Johnson entered into an Amended Salary Continuation Agreement with Opportunity Bank of Montana, amending, restating, and superseding in its entirety the original April 18, 2002 Salary Continuation Agreement, the December 31, 2006 First Amendment of that original agreement, and the October 20, 2011 Second Amendment. The Amended Salary Continuation Agreement is included as Exhibit 10.7 to this Form 8-K Current Report, superseding and replacing Exhibits 10.7 and 10.8 included with or incorporated by reference in the Form 10-K annual report of Eagle Bancorp Montana, Inc. for the year ended December 31, 2014.

The Amended Salary Continuation Agreement provides for Mr. Johnson an annual benefit of $69,500 for termination of employment after attaining the age 65 normal retirement age. Payable in monthly installments, the benefit is payable for Mr. Johnson's lifetime, but in any case for at least 180 months. A reduced benefit is likewise payable for Mr. Johnson's lifetime, but in any case for at least 180 months, if Mr. Johnson's employment terminates before normal retirement age, for example because of voluntary termination, involuntary termination without cause, or termination because of disability. With payments beginning promptly after employment termination, the reduced benefit amount is calculated based on the liability accrual balance existing when employment termination occurs. No benefit is payable after involuntary termination with cause.

Changes made by the Amended Salary Continuation Agreement include elimination of the age-60 vesting condition for Mr. Johnson's entitlement to a benefit for termination before normal retirement age. As a result, Mr. Johnson could receive benefits under the Amended Salary Continuation Agreement despite employment termination occurring before attaining age 60. The Amended Salary Continuation Agreement also eliminates the 20-years-of-service condition to Mr. Johnson's entitlement to benefits, including a benefit for termination before attaining the age 65 normal retirement age and the $69,500 age 65 normal retirement benefit. Mr. Johnson has already fulfilled the 20-years-of-service condition. The Amended Salary Continuation Agreement eliminates the provision requiring reduction of benefits if reduction is necessary to avoid application of the excess parachute payment excise tax provisions of Internal Revenue Code section 280G. The Amended Salary Continuation Agreement includes a legal expense reimbursement provision for Mr. Johnson's benefit, taking effect only if the Amended Salary Continuation Agreement is challenged after a change in control occurs.

Exhibits. The agreements referred to in this item 5.02(e) are attached or incorporated by reference as exhibits. The preceding summary of the agreements is qualified in its entirety by reference to the exhibits attached hereto or incorporated herein by reference.

Item 9.01(d) Exhibits

*10.3	Form of Change in Control Agreement between Eagle Bancorp Montana, Inc. and executive officers (Senior Vice President and Chief Financial Officer Laura F. Clark, Executive Vice President and Chief Community Banking Officer Michael C. Mundt, Senior Vice President and Chief Operations Officer Rachel R. Amdahl, Senior Vice President and Chief Retail Officer Tracy A. Zapeda, Senior Vice President and Chief Lending Officer Larry D. Williams, Senior Vice President and Chief Credit Officer Dale Field, and Senior Vice President and Chief Risk Officer Chantelle Nash) (filed herewith)

*10.7	Amended Salary Continuation Agreement between Opportunity Bank of Montana and Peter J. Johnson (filed herewith)

10.8	[reserved]

* Management contract or compensatory plan or arrangement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc.

Date: August 24, 2015	/s/ Laura F. Clark
Laura F. Clark
Senior Vice President and Chief Financial Officer